SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              _________________

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                     DATE OF REPORT:  SEPTEMBER 30, 1997


   _________________________WATERPUR INTERNATIONAL INC.__________________
              (Exact name of registrant as specified in Charter)


   _______________________________DELAWARE________________________________
                (State or other jurisdiction of incorporation)

   ________________________________0-23402________________________________
                           (Commission File Number)

   _______________________________11-2863244______________________________
                      (IRS Employer Identification No.)

                         1335 GREG STREET, UNIT #104
                             SPARKS, NEVADA 89431
   ____________________________(702) 331-5524_____________________________
        (Address and Telephone Number of Principal Executive Offices)

  __________________________________________________________________________
        (Former name or former address, if changes since last report)

  ITEM 1     CHANGES IN CONTROL OF REGISTRANT

Effective September 30, 1997, WaterPur International Inc. (the "Company") issued approximately 7,750,000 shares of the Company's Convertible Preferred Shares (Preferred Shares") to Casmyn Corp. ("Casmyn") in the following transactions (the "Restructuring"): a) the Company converted outstanding debt of approximately $4,350,000 owed to Casmyn to approximately 5,000,000 Preferred Shares; and b) the Company exchanged approximately 2,750,000 Preferred Shares for approximately 5,500,000 common shares of the Company owned by Casmyn.
Each Preferred Share is entitled to two votes per share, bears no dividend, constitute's a senior security of the Company and may be converted by the holder any  time after twelve months from the date of distribution into
two shares of the  Company's  Common  Stock.    All  remaining  Preferred
Shares will be automatically converted into two of the Company's common shares on the eighteenth month from the distribution date. The number of Preferred Shares received in the conversion of outstanding debt of the Company was based upon the closing market price of the Company's common stock on September 30, 1997. The Restructuring was based upon advice of independent investment banking firms representing the respective interests of the Company and Casmyn.

In addition, the Company issued to Casmyn warrants to purchase up to 3,300,000 shares of the Company's common stock at a price of $.75 per share. These warrants are exercisable for a three year period.

On September 30, 1997, the Casmyn Board of Directors announced the spin-off (the "Spin-Off") to its shareholders of all of Casmyn's approximately 7,750,000 Preferred Shares of the Company received in the Restructuring to the common and preferred shareholders of record of Casmyn Corp. on October 15, 1997. The Spin-Off will occur upon the satisfaction of all regulatory requirements. Additionally, Casmyn purchased from the Company 150,000 shares of Casmyn common stock for cash of $5.00 per share, and 22,987 Casmyn common shares valued at $5.00 per share were used to offset a portion of the Company's debt to Casmyn.

Prior to the restructuring discussed above, Casmyn owned approximately 31.2% of the outstanding equity of the Company. After giving effect to the Spin-Off by Casmyn, the Company estimates that the percentages of ownership of the Company's common stock on October 15, 1997 (upon conversion of the Preferred Shares) by (1) any person (including any "group") who is known by the Company to own beneficially more than 5% of its outstanding common stock, (2) each director and officer, and (3) all officers and directors as a group, would be as follows:



                       Shares of                            Shares of
                       Common                Shares         Common
                       Stock Owned           Acquired       Stock Owned
Name and Address       prior to      %       (Divested) in  After        % Owned
of Beneficial Owner    Transaction   Owned   Transaction    Transaction  **

Casmyn Corp.           5,634,756     31.2%   (5,634,756)    nil          nil
1335 Greg St., #104
Sparks, NV 89431

Dahya Holdings         2,798,698 (1) 15.3%    2,268,520     5,607,218    18.0%
1335 Greg St., #104
Sparks, NV 89431

Societe Generale       1,500,000 (3)  8.1%    1,355,813     2,563,001     9.1%
17 Cours Valny
La Defense
Cedex
Paris, France

Sandro Kunzle             16,750 (2)  nil        18,750       35,500     nil
Tenuta Aia Vecchia
58029 Sassofortino (GR),
Italy

Mehdi C. Nimjee           33,500 (2)  nil     nil             33,500     nil
1800-1500 W. Georgia
Vancouver,
British Columbia,
Canada V6G 2Z6

All Officers and       2,974,548      16.1%  2,293,270    5,267,818      18.7%
Directors of the
Company as a Group
(5 persons)

*   Based upon 18,035,966 common shares outstanding at September 30, 1997.
** Based upon 28,200,000 common shares outstanding after conversion of the Preferred Shares.


(1) At September 30, 1997, Dahya Holdings, Inc., a foreign corporation, of which Mr. Amyn Dahya is an officer and director, held 2,548,698 common shares of the Company. Mr. Mansoor Dahya, an uncle to Mr. Amyn Dahya, is the majority shareholder of Dahya Holdings, Inc. and holds 91% of the outstanding voting stock of Dahya Holdings, Inc. As indirect shareholders, Messers. Amyn Dahya and Monsoor Dahya have shared voting and investment power in and to these shares. Also at September 30, 1997, Mr. Amyn Dahya had a total of 250,000 exercisable options to purchase common stock of the Company at $1.00 per share.

(2) Represents exercisable options to purchase common stock of the Company at $1.00 per share.

(3) Represents 1,000,000 common shares of the Company and 500,000 exercisable warrants to purchase common stock of the Company at $3.00 per share.

The Company shares officers, personnel and facilities with Casmyn and accordingly actual costs related to these officers, personnel and facilities are shared on a pro-rata basis.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Business Acquired

Not Applicable


(b)    Pro Forma Financial Information

(c)    Exhibits

None

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              WaterPur International Inc.


                           /s/ Dennis E. Welling
October 15, 1997  By       ______________________________
                           Dennis E. Welling, Controller
                           (Duly Authorized and Principal Accounting Officer)